Exhibit 2.2

SUBSCRIPTION AGREEMENT

dated as of October 5, 2017

by and between

Kleo Pharmaceuticals, Inc.

and

Biohaven Pharmaceutical Holding Company Ltd.

Common Stock
US$0.0001 par value

i

TABLE OF CONTENTS

(continued)

ii

SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT, dated as of October 5, 2017 (this “Agreement”), is between Kleo Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and Biohaven Pharmaceutical Holding Company Ltd., a company formed under the laws of the Territory of the British Virgin Islands (the “Investor”).

WHEREAS, the Company is making an offering of Common Stock (such capitalized term and all other capitalized terms used herein having the respective meanings provided in Section 1.1) and desires to offer to the Investor, and the Investor desires to purchase from the Company, shares of Common Stock, on the terms and subject to the conditions set forth in this Agreement;

NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, the parties hereby agree as follows:

ARTICLE I
DEFINITIONS

Section 1.1                                   Definitions. For purposes of this Agreement, the following terms have the respective meanings set forth below:

“Affiliate” has the meaning such term is given in Rule 405 promulgated under the Securities Act.

“Associate” has the meaning such term is given in Rule 405 promulgated under the Securities Act.

“Board of Directors” means the Board of Directors of the Company.

“Business Day” means any day other than a Saturday, Sunday, or a day on which commercial banks in the State of New York are authorized or required by law or executive order to remain closed.

“Closing” shall have the meaning provided in Section 2.2.

“Closing Date” shall mean the date hereof, or such other such date as mutually agreed by the Company and the Investor.

“Closing Location” means the offices of the Company’s legal counsel, DLA Piper LLP (US) LLP, at 1251 Avenue of the Americas, New York, New York or such other location as shall be mutually agreed for the Closing by the Company and the Investor.

“Common Stock” means the Company’s Common Stock, US$0.0001 par value, as authorized on the Closing Date, and includes  any other capital stock of any class or classes (however designated) of the Company authorized on or after the Closing Date, the holders of which shall have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating distributions after the payment of dividends and distributions on any shares entitled to a preference, and  any other securities into which or for which any of the Common Stock or any of the securities described in (a) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets, or otherwise.

“Convertible Note” means the Convertible Note in the original principal amount of US$25,000.00 issued by the Company to Roy Prieb.

“Common Stock Equivalent” means any security, agreement, or right that is convertible into, exchangeable for, or otherwise entitles the holder thereof to acquire, directly or indirectly, shares of Common Stock.

“Encumbrances” means all mortgages, deeds of trust, claims, security interests, liens, pledges, leases, subleases, charges, escrows, options, proxies, rights of occupancy, rights of first refusal, preemptive rights, covenants, conditional limitations, hypothecations, prior assignments, easements, title retention agreements, indentures, security agreements, or any other encumbrances of any kind.

“Governmental Authority” means any foreign or United States federal, state, municipal or other governmental department, commission, administration, board, bureau, agency, or instrumentality.

“Intellectual Property” means all franchises, patents, trademarks, service marks, trade names (whether registered or unregistered), copyrights, corporate names, licenses, trade secrets, proprietary software or hardware, proprietary technology, technical information, discoveries, designs, and other proprietary rights, whether or not patentable, and confidential information (including, without limitation, know-how, processes, and technology) used in the conduct of the business of the Company, or in which the Company has an interest.

“Legal Proceeding” means any judicial, administrative, or arbitral action, suit, investigation, or proceeding, public or private, of any Governmental Authority.

“License Agreement” means the License Agreement, dated as of June 2, 2016, between Yale University and the Company.

“Material Adverse Effect” means a material adverse effect on (1) the business, assets, liabilities, operations, results of operations, Intellectual Property, management, condition (financial or other), or prospects of the Company; (2) the validity or enforceability of this Agreement or the Stockholders Agreement or the ability of the Company to perform its obligations hereunder or thereunder; or (3) the rights and remedies of the Investor under this Agreement, the Stockholders Agreement, or applicable law.

“Person” means any natural person and any corporation, trust, partnership, limited liability partnership, limited liability company, venture, government (or agency or subdivision thereof), or other business entity.

“Purchase Price” means US$1.0993 per Share.

“Restricted Stock Agreements” mean the Restricted Stock Agreements by and between the Company and certain holders of Common Stock.

“SEC” shall mean the United States Securities and Exchange Commission.

“Secretary of State” means the Secretary of State of the State of Delaware.

“Securities Act” means the Securities Act of 1933, as amended, or any successor federal law then in force.

“Shares” shall mean the number of shares of Common Stock that the Investor has agreed to purchase pursuant to this Agreement.

“Stockholders Agreement” means the Stockholders’ Agreement, by and among the Company and the stockholders of the Company, and to which the Investor is a party pursuant to a prior investment in the Company.

“Subscription Funds” means an amount equal to the aggregate Purchase Price for the Shares.

“Subsidiary” means any corporation or other entity of which a majority of the capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned by the Company.

Section 1.2                                   Other Definitional Provisions.

(a)                                 As used in this Agreement, capitalized terms defined in the introductory paragraph of or recitals to this Agreement shall have the respective meanings provided therein.

(b)                                 All terms defined in this Agreement in the singular shall have comparable meanings when used in the plural and vice versa.

(c)                                  The words “hereof”, “herein”, and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provisions of this Agreement. References to a particular Section, Exhibit ,or Schedule refer to a Section of or Exhibit or Schedule to this Agreement, unless otherwise specifically provided in this Agreement.

(d)                                 Any reference to an agreement or other instrument shall mean such agreement or instrument as it may be amended or modified from time to time in accordance with its terms.

ARTICLE II
OFFER TO SUBSCRIBE; ACCEPTANCE; CLOSING

Section 2.1                                   Offer to Subscribe. Upon the terms and subject to the conditions hereof, the Investor hereby agrees to purchase the number of Shares that may be purchased at the

Purchase Price with the amount of Subscription Funds shown on the signature page to this Agreement opposite the Investor’s signature, and the Company hereby agrees to issue and sell the Shares to the Investor.

Section 2.2                                   Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the Closing Location, at 10:00 a.m., local time, on the Closing Date. At the Closing, upon the terms and subject to the conditions of this Agreement:

(a)                                 the Company will make an entry in its stock ledger reflecting the Investor’s ownership of the Shares, registered in the Investor’s name (or the name of its nominee), against payment by the Investor of the aggregate Purchase Price to the Company at the Closing for the Shares; and

(b)                                 the Investor shall pay the aggregate Purchase Price to the Company, against registration of the Investor’s ownership of the Shares in the stock ledger.

In due course after the Closing the Company will prepare, sign, and deliver to the Investor a certificate for the Shares.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to the Investor as follows as of the Closing Date:

Section 3.1                                   Organization and Corporate Power. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and is qualified to do business as a foreign corporation in each jurisdiction in which such qualification is required, except where failure so to qualify would not have a Material Adverse Effect. The Company has no Subsidiaries. The Company has all requisite corporate power and authority to own, lease, and operate its properties, to carry on its business as presently conducted and proposed to be conducted, and the Company has all requisite corporate power and authority to enter into and perform this Agreement and generally to carry out the transactions contemplated hereby.

Section 3.2                                   Authorization. Prior to the Closing, this Agreement and all other documents and instruments executed or to be executed by the Company in connection herewith will have been duly authorized; this Agreement has been duly executed and delivered by the Company and will constitute, when executed and delivered by the Company, a legal, valid, and binding obligation of the Company, enforceable in accordance with its terms. Prior to the Closing, the execution, delivery, and performance of this Agreement, and the issuance, sale, and delivery of the Shares, will have been duly authorized by all necessary corporate or other action of the Company.

Section 3.3                                   Capitalization.  As of the date hereof, the Company’s authorized capital stock consisted of 35,000,000 shares of Common Stock, 20,958,797 of which were issued and outstanding (including, for the avoidance of doubt, any shares of Common Stock issued on the date hereof pursuant to any other agreement), and 10,000,000 shares of Preferred Stock,

US$0.0001 par value, none of which were issued or outstanding. Schedule 3.3(a) sets forth a table indicating the capitalization of the Company immediately prior to the Closing (including, for the avoidance of doubt, any shares of Common Stock issued on the date hereof pursuant to any other agreement) and a table indicating the capitalization of the Company immediately following the issuance and sale of the Shares at the Closing. The Company has no outstanding Common Stock Equivalents as of the date hereof with respect to the Common Stock or other securities of the Company except for the Convertible Note and 4,125,205 stock options that have been granted under the Company’s equity incentive plan. Except for the Convertible Note, as of the date hereof:  there are no agreements with respect to the issuance of additional securities of the Company;  there are no outstanding Common Stock Equivalents relating to any securities of the Company, other than stock options, if any, granted under the Company’s equity incentive plan;  none of the Company’s outstanding securities or authorized capital stock is subject to any rights of redemption, repurchase, rights of first refusal, preemptive rights, or other similar rights, whether contractual, statutory, or otherwise, for the benefit of the Company, any stockholder, or any other Person, except as provided in the Stockholders Agreement and except as provided in the Restricted Stock Agreements.

(a)                                 As of the date hereof, all outstanding shares of Common Stock are validly issued, fully paid, and non-assessable. Prior to the Closing, the issuance of the Shares pursuant to the provisions of this Agreement will have been duly and validly authorized. At the time of the Closing, no further approval or authorization of the stockholders of the Company, the Board of Directors, of any Governmental Authority, or of any other Person will be required for the issuance and sale of the Shares as contemplated by this Agreement. Except as provided in the Stockholders Agreement and the License Agreement, no stockholder of the Company or any other Person is entitled to any preemptive or similar rights with respect to the purchase or sale of any securities by the Company. When issued and sold to the Investor, the Shares shall be duly and validly issued, fully paid, and non-assessable, with no personal liability attaching to the ownership thereof. There are no restrictions on the transfer of shares of capital stock of the Company other than those imposed by relevant federal and state securities laws and as otherwise contemplated by this Agreement, the Stockholders Agreement, and the Restricted Stock Agreements. The offer and sale of all capital stock and other securities of the Company issued before the Closing in offerings of securities other than the offering of which the Shares form a part complied with or were exempt from all applicable federal and state securities laws and no stockholder has a right of rescission or damages with respect thereto. No holder of any securities of the Company is entitled to any alteration of the terms or the amount of such securities by reason of the issuance of the Shares.

Section 3.4                                   Compliance with Other Instruments. The Company is in compliance in all material respects with the terms and provisions of its Certificate of Incorporation and By-laws, each as amended and/or restated to date, and with the material terms and provisions of all mortgages, indentures, leases, agreements (including, but not limited to, the License Agreement), and other instruments to which it is a party, by which it is bound or to which it or any of its properties or assets are subject. The Company is in compliance in all material respects with all judgments, decrees, governmental orders, laws, statutes, rules, or regulations by which it is bound or to which it or any of its properties or assets are subject. The execution, delivery, and performance by the Company of this Agreement and the other agreements and transactions contemplated hereby will not conflict with or result in any default under any material contract, obligation, or commitment of the Company or any provision of the Company’s Certificate of Incorporation or By-laws, each as amended and/or restated to date, or corporate restriction of the Company, or the creation of any Encumbrance upon any of the properties or assets of the Company, except pursuant to this Agreement. The Company’s execution and delivery of this Agreement and its performance of the transactions contemplated hereby will not violate any material instrument, agreement, judgment, or decree, order, statute, rule or regulation of any Governmental Authority applicable to the Company. No consent, approval or authorization of, or declaration, filing or registration with, any Governmental Authority is required to be made or obtained by the Company in connection with its execution or delivery of this Agreement, the performance by the Company of its obligations hereunder and thereunder or the consummation of the transactions contemplated hereby or thereby.

Section 3.5                                   Litigation. There is no action, suit or proceeding pending or, to the knowledge of the Company, threatened by or before any court or Governmental Authority against the Company or affecting any of its properties or assets, nor, to the knowledge of the Company, has there occurred any event or does there exist any condition on the basis of which any such action, suit, or proceeding might properly be instituted with any substantial chance of a recovery which, in any such case in this Section 3.5, would have a Material Adverse Effect.

Section 3.6                                   Offerees. Neither the Company nor anyone acting on its behalf has in the past or will hereafter sell, offer for sale, or solicit offers to buy any securities of the Company so as to bring the offer, issuance, or sale of the Shares to the Investor, as contemplated by this Agreement, within the provisions of Section 5 of the Securities Act.

ARTICLE IV
REPRESENTATIONS, WARRANTIES, AND COVENANTS OF THE INVESTOR

The Investor hereby represents and warrants to, and covenants and agrees with, the Company as follows as of the Closing Date:

Section 4.1                                   Absence of Intent to Distribute. The Investor is acquiring the Shares for the Investor’s own account and not with a present view to, or for sale in connection with, any distribution thereof in violation of the Securities Act. The Investor consents to the placement of the following legend on each certificate for the Shares until such time as the Shares are eligible for sale pursuant to Rule 144(b)(1) under the Securities Act:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT AND/OR APPLICABLE STATE SECURITIES LAWS, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.”

The Company may also place stop-transfer instructions in respect of the Shares. The Investor acknowledges and agrees that the Stockholders Agreement will provide for additional restrictive legends to be placed on the certificates for the Shares and for stop-transfer instructions relating thereto.

Section 4.2                                   Restricted Securities.  The Investor is an “accredited investor” as such term is defined for purposes of Regulation D under the Securities Act. The Investor understands that the Shares will not be registered under the Securities Act for the reason that the sale provided for in this Agreement is exempt pursuant to Section 4 of the Securities Act and that the reliance of the Company on such exemption is predicated in part on the Investor’s representations and warranties set forth herein. The Investor represents that it is experienced in evaluating companies such as the Company, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, and has the financial wherewithal to suffer the total loss of its investment in the Shares.

(a)                                 The Investor shall not sell, transfer, or otherwise dispose of any of the Shares without registration under the Securities Act or an exemption therefrom and in the absence of an effective registration statement covering the Shares or an available exemption from registration under the Securities Act, the Investor must hold the Shares indefinitely.

Section 4.3                                   Certain Information.  The Investor has carefully reviewed this Agreement, including its Exhibits, and understands the information set forth herein. The Investor has not been furnished with any offering material other than this Agreement, including its Exhibits. The Investor has had an opportunity to ask questions of, and receive answers from, the Company concerning the terms and conditions of the offering of the Shares and to obtain information from the Company. The Investor believes that it has received all the information the Investor considers necessary or appropriate for deciding whether to purchase the Shares. Except as set forth in this Agreement, no representation or warranty has been made to the Investor or to the Investor’s advisers, by the Company, or by its officers, directors, or other representatives, with respect to the business of the Company, the financial condition of the Company, and/or the economic, tax, or any other aspect or consequence of a purchase of the Shares, and the Investor has not relied upon any information concerning the Company or the Shares, written or oral, other than that contained in this Agreement, including its Exhibits, and in such answers and information provided by the Company.

(a)                                 The Investor has not relied on any business plan, or the contents of any presentation made by the Company’s officers, directors, or other representatives to such Investor concerning the Company, its industry, its proposed business, and prospects and other related matters, to the extent any business plan was delivered to or presentation was made to the Investor, in making an investment decision with respect to the Shares, the Investor acknowledges and agrees that all such business plans and presentations were for informational purposes only and were not intended to be relied upon and may not be relied upon by the Investor in making an investment decision with respect to the Shares, and that all such business plans and presentations are superseded by this Agreement, including its Exhibits. The Investor has been represented by such financial, legal, and tax counsel and others selected by the Investor as the Investor has found necessary or appropriate to consult concerning this transaction and to review and evaluate the financial, legal, tax, and other ramifications of an investment in the Company, including the tax consequences to the Investor of an investment in the Shares. Except as expressly set forth in this Agreement, no representation or warranty of any kind has been made by the Company, or any other person, with respect to the risks or consequences of an investment in the Company.

Section 4.4                                   No Broker. The Investor has not incurred liability, contingent or otherwise, for brokers’ or finders’ fees relating to the transactions contemplated by this Agreement for which any other Person shall have any claim.

Section 4.5                                   Foreign Investors. If the Investor is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), the Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Shares or any use of this Agreement, including  the legal requirements within its jurisdiction for the purchase of the Shares,  any foreign exchange restrictions applicable to such purchase,  any governmental or other consents that may need to be obtained, and  the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Shares. The Investor’s subscription and payment for and continued beneficial ownership of the Shares will not violate any applicable securities or other laws of the Investor’s jurisdiction.

Section 4.6                                   Residence. The registered address and the local mail addresses of the Investor is Sea Meadow House, P.O. Box 173, Road Town, Tortola, VG1110, British Virgin Islands and 234 Church Street, Suite 301, New Haven, Connecticut 06510.

Section 4.7                                   No Public Market. The Investor understands and acknowledges that no public market now exists for any of the securities issued by the Company and that the Company has made no assurances that a public market will ever exist for the Company’s securities.

ARTICLE V
CONDITIONS TO OBLIGATIONS OF THE COMPANY

The obligations of the Company under this Agreement to issue the Shares to the Investor on the Closing Date are subject to the satisfaction of the following conditions precedent, which may be waived in whole or in part by the Company in its sole discretion:

Section 5.1                                   Representations and Warranties. All of the representations and warranties of the Investor contained in this Agreement shall be true and correct in all material respects (except for those representations and warranties that are by their terms qualified by a standard of materiality, which representations and warranties shall be true and correct in all respects) on the Closing Date with the same force and effect as if made on the Closing Date, except that any representation or warranty that by its terms is made as of date other than the Closing Date shall be true and correct as of such other date.

Section 5.2                                   Performance of Covenants. The Investor shall have performed in all material respects all of the covenants and agreements of the Investor contained in this Agreement that the Investor is required to perform on or before the Closing Date to the reasonable satisfaction of the Company.

Section 5.3                                   Legal Actions. There shall not have been instituted or threatened any Legal Proceeding seeking to prohibit or threaten the completion of the transactions contemplated by this Agreement. None of the parties hereto shall be prohibited by any order, writ, injunction, or decree of any governmental body of competent jurisdiction from completing the transactions contemplated by this Agreement.

ARTICLE VI
CONDITIONS TO OBLIGATIONS OF THE INVESTOR

The obligations of the Investor under this Agreement to purchase and pay for the Shares are subject to the satisfaction of the following conditions precedent, any of which may be waived in whole or in part by the Investor in its sole discretion:

Section 6.1                                   Representations and Warranties. All of the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects (except for those representations and warranties that are by their terms qualified by a standard of materiality, which representations and warranties shall have been true and correct in all respects) on the Closing Date with the same effect as if made on the Closing Date, except that any representation or warranty that by its terms is made as of a date other than the Closing Date shall be true and correct as of such other date.

Section 6.2                                   Performance of Covenants. The Company shall have performed in all material respects all of the covenants and agreements of the Company contained in this Agreement that the Company is required to perform on or before the Closing Date.

Section 6.3                                   Legal Actions. There shall not have been instituted or threatened any Legal Proceeding seeking to prohibit or threaten the completion of the transactions contemplated by this Agreement. None of the parties hereto shall be prohibited by any order, writ, injunction, or decree of any governmental body of competent jurisdiction from consummating the transactions contemplated by this Agreement.

Section 6.4                                   Closing Certificate. The Company shall have delivered to the Investor a certificate of an executive officer of the Company, dated the Closing Date, certifying the following:

(a)                                 a true, correct, and complete copy of the Company’s Certificate of Incorporation, as amended to the Closing Date;

(b)                                 a true, correct, and complete copy of the Company’s By-laws as in effect on the Closing Date;

(c)                                  copies of the resolutions adopted by the Board of Directors authorizing the Company’s execution, delivery, and performance of this Agreement and the transactions contemplated hereby, and certifying that such resolutions are in full force and effect on the Closing Date; and

(d)                                 the names of the officers of the Company authorized to sign this Agreement, the certificates for the Shares, and the other documents, instruments, or certificates to be delivered at the Closing, pursuant to this Agreement by the Company or any of its officers, the incumbency of such officers, and specimen signatures of such officers;

provided that, in lieu of delivering the documents described in clauses (a) through (d) of this Section 6.4, the Chief Executive Officer may certify that no amendments or other modifications have been made thereto since the date such documents were most recently delivered to the Investor.

Section 6.5                                   Officer’s Certificate. The Company shall have delivered to the Investor a certificate of the Chief Executive Officer of the Company, dated the Closing Date, certifying the satisfaction of the conditions stated in Sections 6.1 and 6.2.

Section 6.6                                   Executed Documents. The Company shall have delivered to the Investor an executed version of this Agreement.

ARTICLE VII
MISCELLANEOUS PROVISIONS

Section 7.1                                   Applicable Law. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE (WITHOUT GIVING EFFECT TO ANY CONFLICTS OR CHOICE OF LAWS PROVISIONS THEREOF THAT WOULD CAUSE THE APPLICATION OF THE DOMESTIC SUBSTANTIVE LAWS OF ANY OTHER JURISDICTION).

Section 7.2                                   Arbitration. Any controversy, dispute, or claim initiated by either the Purchaser or the Company arising out of or in connection with or relating to this Agreement or the other agreements entered into in connection herewith, or the breach, termination, or validity hereof or any transaction contemplated hereby or thereby (any such controversy, dispute, or claim being referred to as a “Dispute”) shall be finally settled by arbitration conducted expeditiously in accordance with the Commercial Arbitration Rules then in force (the “AAA Rules”) of the American Arbitration Association (the “AAA”). There shall be a panel of three arbitrators who shall be appointed pursuant to AAA procedures, in each case, within fifteen (15) Business Days following receipt by the respondent(s) of a demand for arbitration in any such proceeding. Each of the arbitrators shall be an attorney with no less than fifteen (15) years’ experience in the practice of business law (preferably with experience in the acquisition and financing of businesses such as those engaged in by the Company at the time such dispute arises) who shall not have performed any services for any of the parties or Person controlled by any of the parties for a period of five (5) years prior to the date the demand for arbitration is received by the respondent(s). Any arbitration pursuant to this Section shall take place in New Haven, Connecticut. A final award shall be rendered as soon as reasonably possible and, in any event, within ninety (90) days of the appointment of the panel of arbitrators; provided, however, that if the arbitrators determine by majority vote that fairness so requires, such ninety (90) day period may be extended by no more than sixty (60) additional days. The parties agree that the arbitrators shall have the right and power to shorten the length of any notice periods or other time periods provided in the AAA Rules and to implement Expedited Procedures under the AAA Rules in order to ensure that the arbitration process is completed within the time frames provided herein. The arbitration decision or award shall be in writing. Judgment on the decision or award rendered by the arbitrators may be entered and specifically enforced in any court having jurisdiction thereof. Notwithstanding the provisions of Section 7.1, any arbitration held pursuant to the provisions of this Section shall be governed by the Federal Arbitration Act. All arbitrations commenced pursuant to this Agreement or the other agreements entered into in connection herewith while any other arbitration hereunder shall be in progress shall be consolidated and heard by the initially constituted panel of arbitrators. Solely for the purposes of enforcing an arbitral award, the parties hereby consent and submit to the exclusive jurisdiction of the federal or state courts located in New Haven, Connecticut and waive any defense based upon venue, inconvenience of forum, lack of personal jurisdiction, improper service of process, or the like in any such action or suit.

Section 7.3                                   Notices. All demands, notices, requests, consents, and other communications required or permitted under this Agreement or the Shares shall be in writing and shall be personally delivered or sent by facsimile machine (with a confirmation copy sent by one of the other methods authorized in this Section), reputable commercial overnight delivery service (including Federal Express and U.S. Postal Service overnight delivery service), or U.S. Postal Service first class registered or certified mail, postage prepaid, to such party at the address set forth below, or other electronic mail transmission as follows:

To the Company:

Kleo Pharmaceuticals, Inc.
94 Morris Cove Road
New Haven, Connecticut 06512
Attention: David Spiegel
email: dspiegel@kleopharmaceuticals.com

with a copy to the Company’s legal counsel:

DLA Piper LLP
1251 Avenue of the Americas
New York, New York 10020-1104
Attention: Jeff Legault
email: Jeffrey.legault@dlapiper.com

To the Investor:

Biohaven Pharmaceutical Holding Company Ltd.
234 Church Street, Suite 304
New Haven, Connecticut 06510
Attention: Vladimir Coric, CEO
email: vlad@biohavenpharma.com

with a copy to the Investor’s legal counsel (which shall not constitute notice):

Locke Lord LLP

2800 Financial Plaza

Providence, Rhode Island 02903

Attention: Douglas Gray

email: douglas.gray@lockelord.com

Notices shall be deemed given upon the earliest to occur of  receipt by the party to whom such notice is directed;  if sent by facsimile machine or email, on the day (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such notice is directed) such notice is sent if sent (as evidenced by the facsimile or email confirmed receipt) prior to 5:00 p.m. Eastern Time and, if sent after 5:00 p.m. Eastern Time, on the day (other than a Saturday, Sunday, or legal holiday in the jurisdiction to which such notice is directed) after which such notice is sent;  on the first business day (other than a Saturday, Sunday, or legal holiday in the jurisdiction to which such notice is directed) following the day the same is deposited with the commercial carrier if sent by commercial overnight delivery service; or  the fifth day (other than a Saturday, Sunday, or legal holiday in the jurisdiction to which such notice is directed) following deposit thereof with the U.S. Postal Service as aforesaid. Each party, by notice duly given in accordance therewith may specify a different address for the giving of any notice hereunder.

Section 7.4                                   Assignment. This Agreement shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the parties. The Company may not assign any of its rights or obligations under this Agreement without the prior written consent of the Investor. After the Closing, the Investor may assign all or any part of its rights and obligations hereunder to any Person who acquires any Shares owned by the Investor, subject to the Investor’s compliance with the requirements of the Stockholders Agreement and any other agreement to which the Investor is a party or by which the Investor is bound that relates to the Company or any of the Shares. Any such assignment shall operate to release the Investor from its liabilities and obligations under this Agreement that arise after the date of such assignment with respect to the Shares so sold or assigned. A Person to whom all or a part of the Investor’s rights are so assigned, whether by the Investor or by a Person who is a successor in interest to the Investor, shall become a party to this Agreement, entitled to those rights and benefits set forth in the agreement pursuant to which such Person assigned any of such rights, a copy of which agreement shall be furnished to the Company prior to any such assignment. The rights and powers of the Investor hereunder are granted to the Investor as owner of the Shares. Any subsequent owner of any Shares, whether becoming such by transfer, assignment, operation of law or otherwise, shall be deemed to be the Investor hereunder, shall have the same rights and powers which an Investor owning such securities has hereunder, and shall be entitled to exercise them in full and no transfer or assignment shall divest the Investor or any subsequent owner of such rights and powers until the Investor or subsequent owner no longer owns any Shares or Conversion Shares. Whenever reference is made to the Investor in this Agreement, such reference shall include the Investor’s Affiliates and Associates and any assignees of their rights hereunder.

Section 7.5                                   Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only by an instrument in writing signed by the Company and the Investor. Any amendment or waiver effected in accordance with this Section shall be binding on the Investor and each subsequent holder of any of the Shares.

Section 7.6                                   Headings. The headings, captions, and footers of this Agreement are for convenience of reference only and shall not constitute a part of, or affect the interpretation of, this Agreement.

Section 7.7                                   No Waiver; Cumulative Remedies. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, or any course of dealing between the parties, shall not operate as a waiver thereof or an amendment hereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or exercise of any other right or power. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. No course of dealing between the parties to this Agreement shall constitute a waiver, modification or amendment hereof.

Section 7.8                                   Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

Section 7.9                                   Expenses. At the Closing, the Company shall pay the reasonable legal fees and out-of-pocket due diligence expenses of the Investor (including reasonable accounting, consulting, and attorneys’ fees), provided that the Company shall not be responsible for any such legal fees (exclusive of out of pocket expenses) in excess of $5,000 in the aggregate, which the Investor (or its counsel) may deduct directly against the purchase price paid at the Closing, and the Company will treat the full amount of such payment as a payment for the Shares at such Closing.

Section 7.10                            Brokers and Finders. Each party shall pay the fee, commission, or other compensation due to any broker or finder engaged by such party in connection with the transactions contemplated by this Agreement. The Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a broker’s or finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which the Investor is responsible. The Company agrees to indemnify and hold harmless the Investor from any liability for any commission or compensation in the nature of a broker’s or finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company is responsible. No broker or finder shall have any right to claim that this Section 7.10 entitles such broker or finder to, or evidences the obligation of any person to such broker or finder for, any fee, commission or other compensation.

Section 7.11                            Survival of Representations and Warranties. The respective representations, warranties, covenants, and agreements of the Company and the Investor contained in this Agreement shall survive the execution and delivery of this Agreement and the closings hereunder and the delivery of and payment for the Shares and shall remain in full force and effect regardless of any investigation made by or on behalf of the Investor or any Person controlling or acting on behalf of the Investor or by the Company or any Person controlling or acting on behalf of the Company.

Section 7.12                            Entire Agreement. This Agreement, including the Exhibits hereto, and other documents contemplated hereby constitute the entire agreement among the parties hereof with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof and there are no representations or warranties, written or oral, by either party in connection with this Agreement except as set forth herein and therein.

Section 7.13                            Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

Section 7.14                            Public Statements, Press Releases, Etc. The Investor and the Company shall not, without the prior approval of the other party, issue a press release or other public statement about the transactions contemplated by this Agreement.

Section 7.15                            Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

Section 7.16                            Waiver of Consequential Damages. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, THE PARTIES EXPRESSLY AGREE THAT NO PARTY SHALL BE LIABLE FOR ANY EXEMPLARY, PUNITIVE, SPECIAL, INDIRECT, CONSEQUENTIAL, REMOTE, OR SPECULATIVE DAMAGES SUFFERED BY THE OTHER PARTY IN CONNECTION WITH A BREACH OF THIS AGREEMENT.

Section 7.17                            Invalidity. In case any provision of this Agreement shall be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

Section 7.18                            No Third-Party Beneficiaries. There are no third party beneficiaries of this Agreement.

Section 7.19                            Counterparts; Electronic Delivery. This Agreement may be executed in counterparts and by the parties hereto on separate counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments or waivers hereto or thereto, to the extent delivered by means of a facsimile machine or electronic mail (any such delivery, an “Electronic Delivery”), shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto or to any such agreement or instrument shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

Section 7.20                            Equitable Remedies. The parties hereto agree that irreparable harm would occur in the event that any of the agreements and provisions of this Agreement were not performed fully by the parties hereto in accordance with their specific terms or conditions or were otherwise breached, and that money damages are an inadequate remedy for breach of this Agreement because of the difficulty of ascertaining and quantifying the amount of damage that will be suffered by the parties hereto in the event that this Agreement is not performed in accordance with its terms or conditions or is otherwise breached. It is accordingly hereby agreed that the parties hereto shall be entitled to an injunction or injunctions to restrain, enjoin, and prevent breaches of this Agreement by the other parties and to enforce specifically such terms and provisions of this Agreement, such remedy being in addition to and not in lieu of, any other rights and remedies to which the other parties are entitled to at law or in equity.

Section 7.21                            Inherent Risk. Each party hereby acknowledges it understanding and acceptance of the inherent risks associated with the development of new pharmaceutical drugs.

[Signature pages follows]

IN WITNESS WHEREOF, the undersigned have hereby duly executed this Agreement, or caused this Agreement to be hereby duly executed by one of its officers or other representatives thereunto duly authorized, as of the date set forth above.

Subscription Funds: US$1,536,715.87	BIOHAVEN PHARMACEUTICAL HOLDING COMPANY LTD.
(purchase of Shares at US$1.0993 per Share)

	By:	/s/ Vladimir Coric
Name: Vladimir Coric
Title: Chief Executive Officer

[Signature Page to Subscription Agreement]

IN WITNESS WHEREOF, the undersigned have hereby duly executed this Agreement, or caused this Agreement to be hereby duly executed by one of its officers or other representatives thereunto duly authorized, as of the date set forth above.

KLEO PHARMACEUTICALS, INC.

By:	/s/ Douglas Manion
Name: Douglas Manion
Title: Chief Executive Officer

[Signature Page to Subscription Agreement]